Exhibit 16.1

Cherry Bekaert LLP

1111 Metropolitan Avenue

Suite 900

Charlotte, NC 28204

July 2, 2020

United States Securities and Exchange Commission

Washington, D.C. 20549

Re: Powerverde, Inc.

We have read Powerverde’s statements to be included under Item 4 of its Form 8-K report regarding our resignation as the Company’s auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,

/s/ Cherry Bekaert LLP